Exhibit 5.1

To: Biotie Therapies Corp.	9 June 2015
Joukahaisenkatu 6
FI-20520 Turku
Finland

REGISTRATION STATEMENT ON FORM F-1 – VALIDITY OF SHARES OPINION

Dear Sirs,

We have acted as Finnish counsel to Biotie Therapies Corp. (the “Company”) in connection with the filing of a registration statement on Form F-1 filed on 8 June 2015 (Registration No. 333-204147), including the prospectus set forth therein (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended, (the “Securities Act”) (i) the issuance by the Company of an aggregate of 302,233,506 ordinary shares and up to 3,768,400 additional ordinary shares to be issued by the Company to the underwriters of the contemplated U.S. public offering (the “U.S. Offering”) pursuant to the option granted to the underwriters to subscribe for and/or purchase additional shares in the Company (the “Offer Shares”) and (ii) the sale by the selling shareholder identified in the Registration Statement (the “Selling Shareholder”) of an aggregate of up to 41,566,710 ordinary shares of the Company pursuant to the option granted to the underwriters to subscribe for and/or purchase additional shares in the Company (the “Selling Shareholder Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Finnish law.

1	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Finland in force at the date hereof and as currently applied by the Finnish courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

In arriving at the opinion expressed below, we have only examined the following documents (the “Documents”):

(i)	a PDF copy of the Registration Statement;

(ii)	the articles of association of the Company as they appear in the Trade Register of the Finnish National Board of Patents and Registration (the “Trade Register”) on 8 June 2015 at 9 am EET (the “Articles of Association”);

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(iii)	an excerpt of the trade register extract of the Company as it appears in the Trade Register 8 June 2015 at 9 am EET (the “Excerpt”);

(iv)	the minutes of the of the annual general meeting of shareholders of the Company held on 26 May 2015, recording the shareholder resolutions passed regarding, among others, the authorisation (the “Authorisation”) granted to the board of directors to decide on issuances of up to 530,000,000 shares in relation to the U.S. Offering (the “Shareholder Resolution”); and

(v)	a draft of the underwriting agreement between the Company, the underwriters of the U.S. Offering and the Selling Shareholder.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Finnish law.

2	Assumptions

In rendering the opinion expressed below, we have assumed:

(a)	that all Documents submitted to us as copy or specimen documents conform to the originals thereof, and that the original was executed in the manner appearing on the copy;

(b)	that all Documents provided for our review are authentic and that signatures on the originals of all Documents submitted to us are genuine;

(c)	that all Documents submitted to us as drafts will be or have been executed in the form of such drafts subject only to amendments of a non-material nature and such amendments of which we have been informed and have approved on or before the date of this opinion;

(d)	that all Documents on which we have expressed reliance remain accurate and that no additional matters would have been disclosed by a company search at the Trade Register if carried out since the carrying out of the search referred to above;

(e)	that no objections have been or will be made to revoke the Authorisation;

(f)	that the Registration Statement has been duly filed by the Company;

(g)	that to the extent relevant for purposes of the opinion expressed below, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate; and

(h)	that (i) the Offer Shares will be issued and delivered against payment therefore in accordance with the terms of the underwriting agreement referred to in the prospectus that is part of the Registration Statement (the “Underwriting Agreement”), (ii) there is a weighty financial reason for the Company to issue the Offer Shares contemplated by the Underwriting Agreement and that the decision by the Board of Directors of the Company on the issuance of the Offer Shares will benefit the Company and all of its shareholders and that no objections have been or will be made to revoke such decision, or to declare it null and void, and (iii) the Offer Shares have been or will be registered with the Finnish Trade Register and entered into the Finnish book-entry securities system maintained by Euroclear Finland.

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3	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that

(i)	when such Offer Shares have been issued and paid for in full, they will be validly issued, fully paid and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Offer Shares); and

(ii)	the Selling Shareholder Shares have been validly issued, fully paid and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Selling Shareholder Shares).

4	Qualifications

The foregoing opinion is subject to the following qualifications:

(a)	the foregoing opinion is limited to and expressed only in relation to the laws of the Republic of Finland and the regulations thereunder as currently in effect, and this opinion does not cover any questions arising out of or related to the laws of any other jurisdiction;

(b)	notwithstanding the registration of the Offer Shares with the Trade Register, the Shareholder Resolution underlying such share issue may be challenged by a dissenting shareholder in court in accordance with the Finnish Limited Liability Companies Act, and should the court decide in favour of the claimant, the court may upon the claimant’s request render invalid or amend the relevant resolution of the general meeting of the shareholders or declare it null and void;

(c)	we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement;

(d)	we express no opinion as to tax law matters or any commercial, calculating, auditing or other non-legal matters; and

(e)	the files in respect of the Company maintained by the Trade Register may not be up to date and, in particular, documents required to be filed with the Trade Register may not be filed immediately or may not be available for immediate inspection.

This opinion shall be governed by and all terms used herein shall be construed solely under the laws of Finland currently in effect, and we have assumed that there is nothing in the laws of any other jurisdiction(s) that affects our opinion.

We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

We are furnishing this opinion to you for your benefit in relation to the U.S. Offering. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we would be in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it. Other than as set out above in this paragraph, this opinion is not to be transmitted to anyone else nor is it to be for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

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This opinion replaces the opinions given by us on 4 June 2015 and 8 June 2015 in connection with the filing of a registration statement on Form F-1 filed on 4 June 2015 and 8 June 2015 (Registration No. 333-204147), which opinions shall no longer be effective, nor may any party rely upon them.

Very truly yours,

HANNES SNELLMAN ATTORNEYS LTD

/s/ Sonja Siggberg		/s/ Mikko Heinonen
By:	Sonja Siggberg	By:	Mikko Heinonen
Title:	Partner	Title:	Partner

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